Exhibit 21
                                                                      ----------

                   SUBSIDIARIES OF LEVCOR INTERNATIONAL, INC.


             Name                      Jurisdiction of Organization         Percentage Owned by Levcor
             ----                      ----------------------------         --------------------------

Blumenthal/Lansing Company, LLC                  Delaware                              100%

Carlyle Manufacturing Company, Inc.              Connecticut                           100%